UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Arrive AI Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ARRIVE AI INC.

9100 Fall View Drive

Fishers, IN 46037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on December 2, 2026

Dear Stockholders of Arrive AI Inc.:

We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Arrive AI Inc., a Nevada corporation, which will be held on December 2, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be held as a virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ARAI. prior to the deadline of 9:30 a.m. Eastern Time on December 1, 2026. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect the four nominees to serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3.	To transact such other business as may properly come before the Annual Meeting or any postponements, adjournments or continuations thereof.

Our board of directors has fixed the close of business on October 12, , 2026 as the record date for the Annual Meeting. Only stockholders of record on October 12, , 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

We are mailing a full set of our Proxy Materials, including this Proxy Statement, a proxy card and our 2025 Form 10-K, to our stockholders. The Proxy Materials are also available online at www.proxydocs.com/ARAI.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote promptly via the internet, telephone or mail.

We appreciate your continued support of Arrive AI Inc.

By order of the board of directors,

/s/ /Daniel O’Toole

Daniel O’Toole

Chairman and Chief Executive Officer

Fishers, Indiana

November 10, 2026

ARRIVE AI INC.

PROXY STATEMENT

FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on December 2, 2026

This proxy statement (the “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2026 annual meeting of stockholders of Arrive AI Inc., a Nevada corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on December 2, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting will be held as a virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ARAI prior to the deadline of 9:30 a.m. Eastern Time on December 1, 2026. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Annual Meeting. You will not be able to attend the Annual Meeting in person. This Proxy Statement, the enclosed form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026, are first being mailed to stockholders on or about November 10, 2026 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Unless otherwise stated or the context otherwise indicates, references to the “Company,” “we,” “our,” “us” or similar terms refer to Arrive AI Inc. together with its wholly-owned subsidiaries.

1

FREQUENTLY ASKED QUESTIONS

What is Arrive AI Inc.?

Arrive AI pioneered the smart mailbox for drone deliveries, evolving into a leader in the Autonomous Last Mile (“ALM”). Today, we are transforming last-mile logistics by enabling secure, seamless exchanges between drones, robots, and people. Our mission is to connect these systems through a universal ALM network of Arrive Points™—smart lockers and mini-cross-docks—powered by an AI-driven ALM platform. This network unlocks exceptional efficiency, accelerating adoption in medical, retail, e-commerce, and beyond, making Arrive AI the intelligent choice for the final inch of automated delivery.

Our patented Arrive Points™ deliver a smart, secure, and seamless solution for automated last-mile delivery. These innovative docks streamline exchanges by eliminating manual intervention and technical barriers, ensuring efficient data validation and synchronization. With robust security, precise tracking, and support for diverse goods—including temperature-controlled options for food and medicine—Arrive Points enhance chain of custody and product integrity. By bridging physical and digital interfaces, they are paving the way for scalable, fully autonomous delivery networks.

We expect to have three primary revenue streams:

1. The Company is currently generating revenue through subscription services for Arrive Points, along with installation, support, and infrastructure agreements with customers. We intend to provide our ALM access points to both businesses and consumers through monthly and annual subscription fees. This turnkey service includes hardware, software, support, maintenance, installation/uninstallation, and financing for long-term deployed assets. Our third-generation Arrive Points (“AP3” units), began revenue operation in 2025

2. Data monetization via models and insights generated by machine learning and artificial intelligence (“ML” and “AI”). Machine learning facilitates our systems’ ability to learn and improve from experience using data patterns, while artificial intelligence encompasses broader capabilities and models to simulate human intelligence and decision-making. We plan to use both technologies distinctly:

a. Machine learning: Primarily expected to be deployed in our fourth and fifth-generation Arrive Points (“AP4” and “AP5” units) for local IoT (Internet of Things) data processing, edge computing (inferencing) for environment and transactional models, and interactions models for drones and robots.

b. Artificial intelligence: Used more broadly to analyze and derive insights from our network’s transactional and environmental data through complex AI models, but we will also leverage foundational AI models like ChatGPT or LLaMa for device-based human interactions.

3. ALM Marketplace. Our network of Arrive Points, the supporting software and AI plus ML, collectively create a platform that is intended to provide valuable services and insights to all stakeholders in the ALM ecosystem. For example, our automated delivery marketplace (“ADM”) will use a Google-AdSense-like market to help prioritize and optimize high-demand access schedules and space availability for our access point network. This platform will provide a broad array of critical functions for the ALM ecosystem including arrival/departure scheduling, space optimization, smart delivery notifications, micro weather conditions, local restrictions, transactional status updates, and automation issues/obstacles. These advanced capabilities will be introduced in our AP5 development and pilot program currently in development.

We differentiate ourselves through a comprehensive, integrated solution:

● Universal Compatibility: Our multi-generational Arrive Points (AP3, AP4, AP5) are being developed for universal support of all drone and robotic delivery systems, overcoming a major hurdle for widespread ALM adoption.

● End-to-End Solution: We will combine advanced hardware with a powerful software platform and AI/ML capabilities, offering a complete ecosystem for automated exchange.

● Early Market Penetration: We have already secured pilot programs with significant customers, including a regional hospital and a specialty pharmaceutical delivery company, demonstrating early validation and learning opportunities for sustainable economics.

2

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to vote on the following proposals:

●	the election of four directors, Daniel O’Toole, John Gallina, Kevin McAdams, and Michael Fitz, to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

●	the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

Additionally, you may be asked to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

●	“FOR” election of four directors, Daniel O’Toole, John Gallina Kevin McAdams, and Michael Fitz

●	“FOR” the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026

How to Attend

The Annual Meeting will be held on December 2, 2026 in a virtual-only meeting format, via live webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/ARAI.

Who Can Vote

You are entitled to vote your shares at the Annual Meeting if you held your shares as of the close of business on the record date, October 12, 2026. At the close of business on that date, 62,505,011 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

How to Vote

You may hold company shares in multiple accounts and therefore receive more than one set of the Proxy Materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the Proxy Materials.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Odyssey Transfer and Trust, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	Follow the instructions on the proxy card.
By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)	You may also vote in person virtually by attending the meeting through www.proxydocs.com/ARAI. To attend the Annual Meeting and vote your shares, you provide the control number located on your proxy card.

Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you may visit www.proxydocs.com/ARAI press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

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Revocation of Your Proxy

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Corporate Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting in person virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person virtually.

How do I submit questions during the Annual Meeting?

Stockholders may submit questions during the Annual Meeting by visiting www.proxydocs.com/ARAI and using their 16-digit control number to enter the Annual Meeting. Questions may be submitted by typing them into the text box provided.

What if I have technical difficulties accessing the virtual meeting?

If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available beginning at 9:45 a.m. Eastern Time on the date of the Annual Meeting.

4

Are the proxy materials available online?

We are mailing to our stockholders a full set of our proxy materials, including this Proxy Statement, a proxy card and our Annual Report on Form 10-K (the “Proxy Materials”). In accordance with SEC rules, the Proxy Materials are also available free of charge at www.proxydocs.com/ARAI. This Proxy Statement is also available at arriveai.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, is available free of charge on our website at arriveai.com under “Investors — SEC Filings” and through the SEC’s website at www.sec.gov.

How can I obtain a paper copy of the proxy materials?

You may request an additional paper copy of the proxy materials free of charge by writing to Arrive AI Inc., Attn: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, by calling (463) 270-0092, or by emailing invest@arriveai.com.

How can I obtain a copy of the Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 15, 2026, is available free of charge on our website at arriveai.com under “Investors — SEC Filings” and through the SEC’s website at www.sec.gov. You may also request a paper copy by writing to Arrive AI Inc., Attn: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, by calling (463) 270-0092, or by emailing invest@arriveai.com.

How many votes do I have?

In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described under “How does the Board recommend I vote on these proposals?” above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.

5

Can I change my vote after submitting my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the date of the Annual Meeting in any one of the following ways:

●	You may enter a new vote by internet or by telephone until 11:59 p.m. Eastern Time on December 1, 2026;

●	You may submit another properly completed proxy card by mail with a later date, which must be received by us by 11:59 p.m. Eastern Time on December 1, 2026; or

●	You may send written notice that you are revoking your proxy to Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, which must be received by us by 11:59 p.m. Eastern Time on December 1, 2026.

If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.

What constitutes a quorum for the Annual Meeting?

A quorum is required for stockholders to conduct business at the Annual Meeting. The holders of a majority of the outstanding shares of our common stock, present by remote communication or represented by proxy, must be present to establish a quorum at the Annual Meeting. As of the close of business on the Record Date, there were 62,505,011 shares of our common stock outstanding. For purposes of establishing a quorum, shares will be considered present at the Annual Meeting if they are represented by remote communication or by proxy, including shares as to which authority to vote on any proposal is withheld, abstentions and broker non-votes.

How is the vote counted?

Under our amended and restated bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our amended and restated certificate of incorporation or our amended and restated bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “routine” items but will not be allowed to vote your shares with respect to “non-routine” items. Proposal No. 1 is a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as broker “non-votes.” Proposal No. 2 is considered to be a “routine” item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?

Brokerage firms and other nominees, for example banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 2, our sole “routine” matter, but brokers and nominees cannot use their discretion to vote “uninstructed” shares with respect to matters that are considered “non-routine” under the rules of the New York Stock Exchange, even though we are a company listed on The Nasdaq Global Market (“Nasdaq”). “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not contested), executive compensation (including any advisory stockholder vote on executive compensation) and certain corporate governance proposals, even if these proposals are supported by management. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 without your instructions but may vote your shares on Proposal No. 2.

6

How many votes are needed to approve each proposal?

The following table summarizes the voting standard applicable to each proposal, as well as the effect of abstentions and broker non-votes on each proposal.

Proposal	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1:

Election of four directors, Daniel O’Toole, John Gallina, Kevin McAdams, and Michael Fitz, to serve until our 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

	Plurality of the votes cast by the holders of shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. The four director nominees receiving the greatest number of “FOR” votes will be elected.	No effect.	No effect.

Proposal 2: Ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026;	Affirmative vote of a majority of the votes cast by the holders of shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote.	No effect.	No effect.

How are proxies solicited for the Annual Meeting, and who will bear the cost of this solicitation?

Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone or by personal or other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

What is the deadline for stockholders to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

The following table summarizes the key deadlines for stockholders to submit proposals or director nominations for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”):

Type of Submission	Applicable Rule	Deadline
Stockholder Proposals for Inclusion in Proxy Statement	Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)	No later than July 21, 2027
Advance Notice Proposals and Director Nominations	Our amended and restated bylaws	No earlier than August 4, 2027 and no later than September 3, 2027
Universal Proxy Notice	Rule 14a-19(b) under the Exchange Act	No later than October 3, 2027

All submissions must comply with applicable SEC rules and our amended and restated bylaws. Stockholder proposals, nominations, and notices should be sent to Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, or by email to invest@arriveai.com. For additional detail regarding the requirements and procedures for each type of submission, see “Stockholder Proposals” below.

Who should I contact if I have additional questions?

If you have additional questions about the Annual Meeting, voting procedures, or the proxy materials, please contact our Corporate Secretary by writing to Arrive AI Inc., Attn: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, by calling (463) 270-0092, or by emailing invest@arriveai.com.

7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of six members. At each annual meeting of stockholders, directors are elected for a one-year term to succeed those whose term is expiring.

Director Independence

Our Board annually reviews the independence of each of our directors and director nominees and considers whether such individual has a material relationship with the Company, other members of our Board or our executive officers that could compromise their ability to exercise independent judgment in carrying out their responsibilities. For the purpose of assessing a director’s independence, our Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deems relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the Nasdaq listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the Nasdaq listing standards.

The Board has affirmatively determined that John Gallina, Kevin McAdams, and Michael Fitz qualify as independent directors under the applicable Nasdaq listing standards. Mr. Fitz was appointed to the Board of Directors on April 10, 2026. Although his appointment preceded the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on April 15, 2026, Mr. Fitz was not included in the director disclosures contained in that filing. Accordingly, the Annual Report reflects only three independent directors, Mr. Gallina, Mr. McAdams, and Ms. Tucker. Ms. Tucker resigned her Board membership July 29, 2026. The Board’s independence determination with respect to Mr. Fitz was made in connection with his appointment and is reflected for the first time in this Proxy Statement. In making that determination, the Board considered the same standards and factors applied to all other director independence assessments, and concluded that Mr. Fitz has no material relationship with the Company, its subsidiaries, or its management that would impair his independent judgment. The Board has further determined that each member of the Audit and Finance Committee satisfies the enhanced independence requirements applicable to audit committee members under SEC and Nasdaq rules.

During the year ended December 31, 2025, the Company was a controlled company. It was not required to maintain a majority independent Board or fully independent compensation and nominating committees, and it relied on those exemptions.

Controlled Company Transition

Prior to April 9, 2026, the Company was a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c) because Daniel O’Toole, our Chairman and Chief Executive Officer, held more than 50% of the combined voting power of our outstanding common stock. As a controlled company, we were permitted to rely on exemptions from certain Nasdaq corporate governance requirements, including the requirements that (i) a majority of our Board consist of independent directors, (ii) our Compensation Committee be composed entirely of independent directors, and (iii) our Corporate Governance and Nominating Committee be composed entirely of independent directors.

On April 9, 2026, as a result of share issuances under the Company’s securities purchase agreement with Streeterville Capital, LLC, Mr. O’Toole’s voting power fell below 50% of the combined voting power of our outstanding common stock, and the Company ceased to be a controlled company under Nasdaq Listing Rule 5615(c).

As a result of this change in status, the Company became subject to the following phased transition requirements under Nasdaq listing rules

Requirement	Applicable Nasdaq Rule	Deadline
At least one independent member on the Compensation Committee(Complete)	Rule 5605(d)	July 8, 2026 (90 days)
Compensation Committee fully independent (Complete)	Rule 5605(d)	April 9, 2027 (one year)
At least one independent member on the Corporate Governance and Nominating Committee(Complete)	Rule 5605(e)	July 8, 2026 (90 days)
Corporate Governance and Nominating Committee fully independent (Complete)	Rule 5605(e)	April 9, 2027 (one year)
Majority of the Board composed of independent directors –(Anticipate Complete as of Proxy November 18, 2026)	Rule 5605(b)(1)	April 9, 2027 (one year)

90-Day Milestones. As of the date of this Proxy Statement, the Company has satisfied the 90-day transition requirements. Our Compensation Committee is currently composed of Kevin McAdams (Chair), Michael Fitz, and John Gallina, each of whom the Board has determined to be independent under applicable Nasdaq listing standards. Our Corporate Governance and Nominating Committee is currently composed of Michael Fitz (Chair), Kevin McAdams, and John Gallina, all of whom have been determined to be independent.

One-Year Milestones. The Company will satisfy the one-year transition requirements following this shareholder meeting. Currently, three of our six directors — John Gallina, Kevin McAdams, and Michael Fitz — have been determined by the Board to be independent under applicable Nasdaq listing standards. A majority-independent Board is required by April 9, 2027. John Ritchison and Neerav Shah are not seeking re-election as non-independent Directors. The resulting Board composition will be majority independent following this meeting, and the Corporate Governance and Nominating Committee will also be comprised solely of independent Directors.

Board Leadership Structure

We believe that all members of our Board should have a voice in the affairs and the management of the Company. Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board, as our Board believes it is in the best interests of the Company to make that determination based on the Company’s current needs and the membership of the Board. The Board believes that our stockholders are best served at this time by having a Chairperson who is an integral part of our Board structure and a critical element of effective corporate governance.

Daniel O’Toole serves as both Chairman of the Board and Chief Executive Officer. The Board believes that combining the roles of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company and facilitates effective communication between management and the Board.

The Board does not have a Lead Independent Director. The independent directors meet in executive session without management present on a periodic basis. The Board believes this structure, together with the presence of independent directors and committee oversight, provides appropriate independent oversight of management.

The Board retains flexibility to modify its leadership structure in the future as it deems appropriate.

Board Meetings and Attendance

The Board holds regular meetings and may hold special meetings as necessary. Directors are expected to attend Board meetings, meetings of committees on which they serve, and the Company’s annual meeting of stockholders.

Independent directors meet in executive session without management periodically during the year.

Each incumbent director, attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she has been a director and (ii) the total number of meetings held by each committee on which he or she served during the applicable periods of service.

8

Committees of the Board of Directors

The Board has established three standing committees:

●	Audit and Finance Committee
●	Compensation Committee
●	Corporate Governance and Nominating Committee

Each committee operates under a written charter approved by the Board. The charters are available on the Company’s website.

Audit and Finance Committee

The Audit and Finance Committee consists of John Gallina (Chair), Michael Fitz, and Kevin McAdams. The Board has determined that each member of the committee is independent under Nasdaq and SEC rules applicable to audit committee members. Kevin McAdams, who served on the Audit and Finance Committee during the year ended 2025, stepped down during the May 7, 2026, board meeting, and was replaced by Michael Fitz. Laurie Tucker resigned July 29, 2026. Kevin McAdams rejoined the committee upon Laurie Tucker’s resignation.

The Audit and Finance Committee’s primary responsibilities include:

●	Overseeing the integrity of the Company’s financial statements and financial reporting process;
●	Reviewing annual and quarterly financial statements and related disclosures;
●	Overseeing the Company’s internal control over financial reporting;
●	Appointing, compensating, retaining, and overseeing the Company’s independent registered public accounting firm;
●	Reviewing the qualifications, independence, and performance of the independent auditor;
●	Establishing procedures for the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters;
●	Reviewing related party transactions as required.

John Gallina has been designated as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and has been determined to be independent.

Compensation Committee

The Compensation Committee consists of Kevin McAdams (Chair), Michael Fitz, and John Gallina. each of whom the Board has determined to be independent under Nasdaq listing standards. Each member is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. John Gallina, who served on the Compensation Committee during the year ended 2025, stepped down from the Compensation committee during the May 7, 2026, board meeting, and was replaced by Michael Fitz. Laurie Tucker resigned July 29, 2026. John Gallina rejoined the committee upon Laurie Tucker’s resignation.

The Compensation Committee’s primary responsibilities include:

●	Reviewing and approving corporate goals and objectives relevant to executive officer compensation;
●	Evaluating executive officer performance;
●	Determining and approving executive compensation, including salary and incentive awards;
●	Administering the Company’s equity and incentive compensation plans;
●	Reviewing and approving the form and amount of compensation of the Board’s non-management directors.

The Compensation Committee may form subcommittees and delegate authority to the extent permitted by applicable law and its charter.

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Compensation Committee Processes and Procedures

The compensation committee meets from time to time in executive session, and, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation. In addition, under its charter, our compensation committee has the authority to obtain advice, reports or opinions from internal or external counsel and other expert advisors, at the Company’s expense, that the compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, our compensation committee has the sole authority to retain and terminate, in its sole discretion, compensation consultants, legal counsel or other advisors to assist in its evaluation of Chief Executive Officer or executive officer compensation. Under its charter, our compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence. However, there is no requirement that any adviser be independent.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Michael Fitz (Chair), Kevin McAdams, and John Gallina. The Board has determined that Mr. Gallina, Mr. Fitz, and Mr. McAdams are independent under Nasdaq listing standards. Mr. Ritchison, who served on the Corporate Governance and Nominating Committee during the year ended 2025 and is not independent due to his employment with the Company, stepped down from the Corporate Governance and Nominating Committee during the board meeting held on May 7, 2026. During the year ended December 31, 2025, the Company relied on the controlled company exemption with respect to full independence of this committee. Laurie Tucker resigned July 29, 2026. Michael Fitz joined the committee upon Laurie Tucker’s resignation.

The Corporate Governance and Nominating Committee’s primary responsibilities include:

●	Identifying and recommending director nominees;
●	Considering director candidates recommended by stockholders;
●	Reviewing the size and composition of the Board and its committees;
●	Overseeing Board evaluations;
●	Recommending corporate governance principles and policies.

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Role of the Board of Directors in Risk Oversight

The Board oversees the Company’s risk management processes. Management is responsible for identifying, assessing, and managing material risks facing the Company, including operational, financial, legal, regulatory, and strategic risks.

The Board receives periodic reports from management regarding significant risks and mitigation efforts. Each Board committee assists the Board in overseeing risk within its respective area of responsibility:

●	The Audit and Finance Committee oversees risks related to financial reporting, internal controls, accounting policies, compliance, and cybersecurity.
●	The Compensation Committee oversees risks related to executive compensation policies and practices.
●	The Corporate Governance and Nominating Committee oversees risks related to board structure, governance practices, and director independence.

While committees focus on specific risk areas, the full Board is regularly informed regarding material risks affecting the Company.

Board Oversight of Cybersecurity Risks

Our Board of Directors oversees our risk management processes, including cybersecurity risk, as part of its overall oversight responsibilities. The Board receives updates from management regarding significant cybersecurity risks and incidents, as appropriate.

The Board retains responsibility for oversight of material business risks, including cybersecurity. The Board does not currently maintain a separate cybersecurity or technology committee.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board, the needs of our Board and the respective committees of our Board. Some of the qualifications that our nominating and governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Our Board believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board the director nominees for selection. Director candidates may be identified by stockholders, non-management directors, our Chief Executive Officer or other members of senior management, and, from time to time, third-party search firms. During 2025, our nominating and governance committee did not engage an independent search firm to assist in identifying and evaluating potential director candidates.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and governance committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

This process is designed to ensure that our Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact us in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board. Our nominating and governance committee has discretion to decide which individuals to recommend for nomination as directors. The nominating and governance committee evaluates candidates recommended by stockholders using the same qualifications, skills and experience criteria, and follows the same review process, as it does for candidates recommended by any other source.

Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037. To be

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timely for our 2027 Annual Meeting, we must receive the nomination no earlier than August 4, 2027 and no later than September 3, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b).

Communications with the Board of Directors

Interested parties wishing to communicate with our Board or with individual members of our Board may do so by writing to our Board or to the particular members of our Board and mailing the correspondence to us at Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037. We will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees, including the Chief Executive Officer and Chief Financial Officer. The Code addresses, among other matters:

●	Conflicts of interest
●	Compliance with laws
●	Insider trading
●	Protection of Company assets
●	Ethical conduct and reporting obligations

The Code of Business Conduct and Ethics is available on the Company’s website and filed as Exhibit 14.1 to our Form 10-K. The Company intends to disclose any amendments to, or waivers from, provisions of the Code applicable to its principal executive officer or principal financial officer on its website or in a Current Report on Form 8-K, as required by SEC rules.

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted the Amended and Restated Insider Trading Policy (the “Insider Trading Policy”) that governs the purchase, sale, and other dispositions of the Company’s securities by our directors, officers, employees, and related persons, as well as the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Form 10-K.

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Rule 10b5-1 Trading Plan Policy

A Special Insider’s trades may be exempt from this Policy if made under a properly pre-established and maintained written trading plan, known as a “Rule 10b5-1 plan.” If the Rule 10b5-1 plan meets all of the requirements for such a plan, and the purchases or sales of Company Securities are actually made in accordance with the terms and conditions of the plan, the trades will not be deemed to have been made “on the basis of” MNPI, even if the Special Insider who established the plan is actually aware of MNPI at the time of execution of the transactions provided for by the plan.

A properly designed Rule 10b5-1 plan must meet the following requirements:

●	The plan was established when the Special Insider was unaware of MNPI concerning the Company;

●	The plan specifies the number (or dollar value) of Company Securities to be purchased or sold, the price (which may be a fixed price, market price or minimum/maximum price) at which the shares are to be traded, and the date of the trade, or provides a written formula or algorithm for determining the timing, amount and price of the trade (or the plan can give a third party such as a designated broker the exclusive right to determine the timing, amount and price of the trade);

●	The plan does not permit the Special Insider to exercise any subsequent influence over how, when, or whether to effect purchases or sales; provided, however, that if a third party (such as a broker) is designated under the terms of the plan to determine the timing, amount and price of trades, the third party must not have been aware of the MNPI about the Company or Company Securities when it makes its trading decisions; and

●	The plan must be entered into in good faith and not as part of a scheme to evade insider trading prohibitions and include a representation in the plan certifying at the time of adoption or modification that the Special Insider is (1) not aware of any MNPI; and (2) adopting the plan in in good faith and not as part of a scheme to evade Rule 10b5-1.

Any new Rule 10b5-1 plan, or amendment or termination of an existing Rule 10b5-1 plan, must be reviewed and approved by the Compliance Officer; provided, however, that trades occurring under an approved Rule 10b5-1 plan do not require pre-clearance.

Insider Trading Arrangements

On September 22, 2025, Mark Hamm, the Company’s Chief Operating Officer, entered into a trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Exchange Act. The plan provides for the sale, subject to certain price limits, of 144,102 shares vesting between September 22, 2025 and September 21, 2026, pursuant to certain equity awards granted to Mr. Hamm, excluding any shares withheld by the Company to satisfy income tax withholding and remittance obligations. Mr. Hamm’s plan will expire on September 21, 2026, subject to early termination in accordance with the terms of the plan.

Section 16(b) Short-Swing Profit Matter

Section 16(b) of the Securities Exchange Act of 1934 requires directors, executive officers, and beneficial owners of more than 10% of a registered class of an issuer’s equity securities to disgorge to the issuer any profits realized from the purchase and sale, or sale and purchase, of the issuer’s equity securities within a six-month period.

During the fiscal year ended December 31, 2025, the Company determined that Daniel O’Toole, a Director, Officer, and beneficial owner of more than 10% of the Company’s common stock, and Neerav Shah, a Director and Officer, engaged in transactions in the Company’s common stock that may have resulted in short-swing profits under Section 16(b). These transactions were not undertaken with the intent to realize short-swing profits and were the result of administrative oversight.

Upon identifying the transactions, the Company notified the applicable individuals. On January 16, 2026, the individuals disgorged to the Company an amount equal to the calculated short-swing profit of approximately $129,701 in accordance with Section 16(b). The Company does not believe that this matter will have a material impact on its financial condition or results of operations.

Compensation Committee Interlocks and Insider Participation

Except as described below, no director who served as a member of our compensation committee during the last completed fiscal year is or has been one of our officers or employees. Our former Chief Operating Officer, Mark Hamm, served on the compensation committee until on or about November 2025, during the period in which the Company relied on the controlled company exemption. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers who serves as a member of our Board or compensation committee.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2025, we believe that our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2025, except for the following.

Name of Reporting Person	Type of Report Filed Late	Number of Transactions Reported Late
John Gallina	Form 4 (1)	2
Laurie Tucker	Form 4 (1)	1
Kevin McAdams	Form 4 (1)	2
William Stafford	Form 4 (1)	2

(1)	Form 4 filed on September 3, 2025.

In connection with our review of Section 16(a) compliance for fiscal year 2026, we identified the following transaction for which the required Form 3, Form 4, or Form 5 was not filed within the prescribed timeframe.

Name of Reporting Person	Type of Report Filed Late	Number of Transactions Reported Late
Michael Fitz	Form 3 (1)	1

(1)	Form 3 filed on May 29, 2026.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is currently composed of six directors. At the Annual Meeting, four directors will be elected for an annual term. John Ritchison and Neerav Shah are not seeking re-election.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Daniel O’Toole, John Gallina, Kevin McAdams, , and Michael Fitz. If any nominee becomes unavailable for election as a result of an unexpected occurrence, our Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Each person nominated for election has agreed to be named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve

Directors Whose Terms Expire at the Annual Meeting

The terms of Daniel O’Toole, Neerav Shah, John Ritchison, John Gallina, Kevin McAdams, , and Michael Fitz as directors expire at the Annual Meeting.

Nominees

Our nominating and governance committee has recommended, and our Board has approved, Daniel O’Toole, (as internal director, CEO and Chairman of the Board) , John Gallina (Independent Director), Kevin McAdams(Independent Director), and Michael Fitz (Independent Director) as four nominees for re-election as directors at the Annual Meeting. Daniel O’Toole joined our Board in July 2020. Kevin McAdams joined our board in 2022. John Gallina joined our board in 2024.. Michael Fitz joined our board in 2026. If elected, Daniel O’Toole, John Gallina, Kevin McAdams, and Michael Fitz will serve as directors until our 2027 annual meeting of stockholders. Daniel O’Toole, John Gallina, Kevin McAdams, and Michael Fitz are currently directors of our Company.

Name	Age	Position	Current Term Expires	Expiration of Term For Which Nominated
Daniel O’Toole	62	Director	2026	2027

John Gallina(1), (4), (6)	66	Director	2026	2027

Kevin McAdams(3), (2), (6)	68	Director	2026	2027

Michael Fitz(5), (2), (4)	56	Director	2026	2027

(1)	Chair of the Audit and Finance Committee
(2)	Member of the Audit and Finance Committee
(3)	Chair of the Compensation Committee
(4)	Member of the Compensation Committee
(5)	Chair of the Corporate Governance and Nominating Committee
(6)	Member of the Corporate Governance and Nominating Committee

Daniel O’Toole – Chairman of the Board and Chief Executive Officer; Founder

Mr. O’Toole founded Arrive AI (formerly Dronedek Inc.) in 2020 and has served as Chief Executive Officer since its inception and as Chairman of the Board since formation. He has over 35 years of experience in founding, operating, and scaling businesses in distribution, facilities services, and technology-enabled operations. Prior to founding Arrive AI, Mr. O’Toole founded and led several privately held companies, including Facility Maintenance USA, which provided facility services to national customers.

Mr. O’Toole’s experience as a founder, executive, and operator provides the Board with leadership insight, strategic planning expertise, and operational oversight experience.

John Gallina, Independent Director

Mr. Gallina joined the Board in 2024 and serves as Chair of the Audit and Finance Committee and a member of the Compensation Committee and the Corporate Governance and Nominating Committee. He previously served as Executive Vice President and Chief Financial Officer of Elevance Health and held various senior finance and accounting roles over nearly 30 years. He brings extensive experience in public company financial reporting and internal controls.

Kevin McAdams, Independent Director

Mr. McAdams joined the Board in 2022 and serves as Chair of the Compensation Committee and a member of the Audit and Finance Committee and the Corporate Governance and Nominating Committee. He previously served as Vice President of Delivery, Retail and Fleet Operations for the United States Postal Service. He currently serves as Founder and Chief Executive Officer of Vertical Mile Consulting. He provides experience in logistics operations and national distribution networks.

Michael Fitz, Independent Director

Mr. Fitz joined the Board in April 2026 and serves as Chair of the Corporate Governance and Nominating Committee and a member of the Audit and Finance Committee and the Compensation Committee. He has spent more than 30 years with T-Mobile and Sprint, holding leadership roles across customer service, strategy, sales engineering, and product management. He has received multiple executive leadership recognitions and industry honors, including Fierce Telecom’s “Rising Star of Wireline.”

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Director Compensation

Mr. O’Toole is is employed as our Chief Executive Officer and receives no compensation for his service as director. The compensation received by Mr. O’Toole as an employee is shown in “Executive Compensation — Summary Compensation Table” below.

Beginning September 1, 2025, non-employee directors were entitled to receive:

●	An annual cash retainer of $40,000, payable quarterly in arrears;
●	Additional annual cash retainers for chairmen of Board committees; and
●	Additional annual cash retainers for service on Board committees, payable quarterly in arrears.

For fiscal year 2025, John Gallina, and Kevin McAdams each received $22,917 in cash compensation. These amounts reflect prorated annual retainers beginning September 1, 2025.

William Stafford served as a director until July 31, 2025. He did not receive cash compensation during fiscal year 2025.

Laurie Tucker served as director until July 29, 2026 and received $22,917 in cash compensation.

No meeting fees were paid in fiscal year 2025.

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Director Compensation Table

The following table sets forth information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the year ended December 31, 2025:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(2)	Total ($)
John Gallina	22,917	145,969	168,886
Kevin McAdams	22,917	145,969	168,886
Laurie Tucker (served until July 29, 2026)	22,917	77,195	100,112
William Stafford (served until July 31, 2025)	-	72,154	72,154

(1)	The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units (“RSUs”) and fully vested shares of common stock granted during fiscal year 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). The grant date fair value of RSUs and fully vested shares was determined based on the closing price of our common stock on the applicable grant date. The assumptions used in calculating these amounts are described in Note 17 to our audited financial statements included in this Annual Report on Form 10-K.

(2)	As of December 31, 2025, the aggregate number of unvested RSUs outstanding for each non-employee director was as follows:

●	John Gallina – 21,551 RSUs
●	Kevin McAdams – 21,551 RSUs
●	Laurie Tucker – 21,551 RSUs

William Stafford had no unvested equity awards outstanding as of December 31, 2025. No director held any stock options outstanding at fiscal year end.

During fiscal year 2025, non-employee directors received long-term equity compensation in the form of RSUs and, in certain cases, fully vested shares of common stock. All equity awards were granted under the Company’s shareholder-approved equity incentive plan.

John Gallina and Kevin McAdams were each granted:

●	9,318 fully vested shares of common stock; and
●	21,551 RSUs.

Laurie Tucker was granted:

●	285 fully vested shares of common stock; and
●	21,551 RSUs.

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William Stafford was granted:

●	9,318 fully vested shares of common stock.

The RSUs granted in fiscal year 2025 vest twelve months from the applicable grant date, subject to continued service on the Board through the vesting date.

The fully vested shares granted in fiscal year 2025 were issued in recognition of Board service prior to September 1, 2025 and, in certain cases, as a one-time award in connection with the Company’s public listing.

No Additional Compensation

Executive officers who serve as directors do not receive additional compensation for their service as directors.

Other than the compensation described above, non-employee directors did not receive any additional compensation during fiscal year 2025, including perquisites, consulting fees, or other personal benefits.

Required Vote

The election of directors requires a plurality of the votes cast by the holders of shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote. The four director nominees receiving the greatest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE DIRECTOR NOMINEES.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has engaged M&K CPAS, PLLC (“M&K”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Stephano Slack LLC (“Stephano Slack”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025 and until October 13, 2026. For the fiscal year ended December 31, 2024, the Company engaged Assurance Dimensions LLC (“Assurance Dimensions”) as its independent registered public accounting firm. The change in the Company’s independent registered public accounting firm from Assurance Dimensions to Stephano Slack was disclosed in the Company’s Registration Statement on Form S-1, as declared effective by the SEC on May 13, 2025. The change from Stephano Slack to M&K was disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2026.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of M&K as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of M&K to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain M&K. Notwithstanding the appointment of M&K and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our stockholders. Representatives of M&K are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they desire but will not be available to respond to questions from our stockholders.

Principal Accounting Fees and Services

Set forth below are the aggregate fees billed by Stephano Slack and Assurance Dimensions for professional services rendered for the fiscal year ended December 31, 2025, and by Assurance Dimensions for professional services rendered for the fiscal year ended December 31, 2024.

	2025	2024
Audit fees (1)	$184,433	$68,280
Audit-related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	-	-
Total fees	$184,433	$68,280

(1)	Audit fees consist of fees billed for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements and review of our interim financial statements or services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements. $177,433 of the fees for the audit services billed and to be billed for the year ended December 31, 2025 relate to services provided by Stephano Slack, our auditor for 2025. The remaining $7,000 relates to consent fees charged by Assurance Dimensions in connection with reissuing prior year financial statements for use in 2025 S-1 filings. The 2024 audit fees were related to audit and review services conducted by Assurance Dimensions, our prior auditor.

(2)	Audit-related fees consist of fees billed for professional services rendered outside the scope of the audit and review of our financial statements by our independent auditors. There were no audit-related fees billed by Stephano Slack or Assurance Dimensions for audit-related services for the years ended December 31, 2025 and 2024.

(3)	Tax fees consist of fees billed for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning. There were no fees billed by Stephano Slack or Assurance Dimensions for tax services for the years ended December 31, 2025 and 2024.

(4)	All other fees consist of fees billed for all other services. There were no fees billed by Stephano Slack or Assurance Dimensions for other products and services for the years ended December 31, 2025 and 2024.

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Audit Committee’s Pre-Approval Policy and Procedures

Under the Audit Committee’s charter, the Audit Committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants to ensure that the provision of such services does not impair the public accountants’ independence. All audit and audit-related services by Stephano Slack and Assurance Dimensions were approved by the Audit Committee in accordance with SEC requirements.

Required Vote

The ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of our common stock present by remote communication or by proxy at the Annual Meeting and entitled to vote. “Majority of votes cast” means the number of shares voted “FOR” must exceed the number of shares voted “AGAINST.” Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF M&K CPAS, PLLC

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REPORT OF THE AUDIT COMMITTEE

Our audit committee currently consists of John Gallina, Michael Fitz, and Kevin McAdams, all of whom are non-management directors. Mr. Gallina is the chair of our audit committee.

Our audit committee is a committee of our Board comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. Our audit committee operates under a written charter approved by the Board, which is available on the Company’s website at www.arriveai.com under “Investors — Governance Overview.” The composition of our audit committee, the attributes of its members and the responsibilities of our audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Our audit committee reviews and assesses the adequacy of its charter and our audit committee’s performance on an annual basis.

Our audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management. Our audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

In connection with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. Specifically, the Company did not maintain sufficient controls to ensure the proper identification, bifurcation, and fair value measurement of embedded derivatives in hybrid financial instruments, or to ensure that the effective interest method was applied appropriately over the accretion period for host debt instruments containing a discount. As a result, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2025.

The Audit and Finance Committee was informed of these material weaknesses and has discussed them with management and with Stephano Slack LLC – former auditor and M&K CPAS, PLLC – current auditor, the Company’s independent registered public accounting firm(s). The Committee reviewed management’s assessment of the root causes of the weaknesses and management’s plans for remediation, which include enhanced review procedures for complex financial instruments, additional training for relevant accounting personnel, and increased engagement of qualified external advisors on technical accounting matters. The Committee will continue to monitor the status of remediation efforts throughout fiscal year 2026.

Based on the foregoing, our audit committee recommended to our Board that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the audit committee of our Board:

John Gallina (Chair)

Kevin McAdams

Michael Fitz Kevin McAdams served as a member of the Audit and Finance Committee during the fiscal year ended December 31, 2025 and stepped down from the committee effective May 7, 2026. He rejoined the committee upon the resignation of Laurie Tucker.

This report of our audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference herein.

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EXECUTIVE OFFICERS

Our executive officers and their ages as of September 18, 2026, together with their positions with the Company, are set forth in the table below and described further in the biographical information that follows.

Executive Officers

Name	Age	Position
Daniel O’Toole	62	Chairman of the Board and Chief Executive Officer
Neerav Shah	54	Chief Strategy Officer
John Ritchison	76	General Counsel
Piyush Phadke	47	Chief Financial Officer

Daniel O’Toole. For a brief biography of Mr. O’Toole, please see “Proposal No. 1. Election of Directors — Nominees.”

Neerav Shah.

Mr. Shah has served as Chief Strategy Officer and a director since 2020. He previously founded and operated businesses focused on electromechanical assemblies and infrastructure inspection services. He has also held roles at Sun Microsystems and Kaiser Permanente.

John Ritchison, JD.

Mr. Ritchison has served as a director and Corporate Counsel since 2020. He is a registered patent attorney and licensed professional engineer and has maintained a private intellectual property practice for over 20 years. Prior to his legal career, he held engineering and operations leadership roles at Delphi and General Motors.

Mr. Ritchison provides the Board with legal, intellectual property, and operational expertise.

Todd Pepmeier served as our Chief Financial Officer from May 2023 until his resignation effective July 27, 2026.

Piyush Phadke On August 10, 2026, the Board of Directors (the “Board”) of the Company appointed Mr. Phadke as the Company’s Chief Financial Officer. Mr. Phadke’s duties and responsibilities as Chief Financial Officer commenced as of August 17, 2026. Mr. Phadke has more than 20 years of capital markets and investment banking experience. Before joining the Company, Mr. Phadke served as Chief Financial Officer of reAlpha Tech Corp. (Nasdaq: AIRE), a real estate technology company, from January 2025 until August 2026, where he oversaw the company’s financial and accounting operations. From January 2021 to September 2023, Mr. Phadke served as Managing Director at BTIG, LLC, a global financial services firm, and as Director from May 2017 to January 2021, where he was part of the debt capital advisory group and executed multiple capital raise transactions across different products including term loans, high-yield bonds and mezzanine financings. Prior to his position at BTIG, LLC, Mr. Phadke served as Senior Vice President of the financial sponsors group at Jefferies LLC, an investment bank, from January 2016 until July 2016, and as Vice President of such group from July 2014 until January 2016, where he led and structured the underwriting and syndication of leveraged loans and high-yield bonds to support leveraged buyouts. Prior to Jefferies LLC, Mr. Phadke held positions at Bank of America from July 2008 until June 2014, where he executed leveraged buyouts, refinancings, dividend recapitalizations, equity offerings and merger and acquisitions for private equity firms and their portfolio companies. Mr. Phadke received a Master of Business Administration in Corporate Finance and Financial Analysis from The Fuqua School of Business at Duke University, and a B.A. in Economics from Tufts University.

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EXECUTIVE COMPENSATION

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “—2025 Summary Compensation Table” below. In 2025, the “named executive officers” and their positions with the Company were as follows:

●	Daniel O’Toole: Chairman and Chief Executive Officer

●	Mark Hamm: Former Chief Operating Officer

●	Todd Pepmeier: Former Chief Financial Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company” as defined under the Securities Exchange Act of 1934, as amended. As a result, we are permitted to, and do, rely on certain reduced disclosure and other exemptions applicable to emerging growth companies and smaller reporting companies. In particular, this Proxy Statement does not include:

●	a non-binding stockholder advisory vote on the compensation of our named executive officers (a “say-on-pay” vote), as permitted by Section 14A of the Exchange Act and the applicable exemption available to emerging growth companies;

●	a non-binding stockholder advisory vote on the frequency of future say-on-pay votes; or

●	a pay versus performance disclosure pursuant to Item 402(v) of Regulation S-K. Although we are not required to include such disclosure as an emerging growth company, we have elected to voluntarily provide the following pay versus performance information.

In addition, as an emerging growth company, we are not required to obtain an attestation report from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, and this Proxy Statement does not include such an attestation.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(4)	Net Income (Loss) ($)	Company TSR ($100 Initial Fixed Investment)	Company-Selected Measure
2025	2,255,031	2,255,031	707,500	(223,383)	(12,826,384)	19.85	(12,826,384)
2024	420,000	420,000	195,000	297,938	(4,537,901)	N/A(1)	(4,537,901)

(1)	TSR for fiscal year 2024 is not presented because the Company’s common stock was not publicly traded during that fiscal year. TSR for fiscal year 2025 reflects the cumulative return on a $100 investment beginning on May 15, 2025, the first trading day of the Company’s common stock on Nasdaq, through December 31, 2025.
(2)	Compensation Actually Paid (“CAP”) is calculated in accordance with Item 402(v) of Regulation S-K and differs from the amounts reported in the Summary Compensation Table. CAP reflects adjustments to remove the grant date fair value of equity awards included in the Summary Compensation Table and to include the fair value of equity awards as of the end of the applicable fiscal year or the vesting date, as applicable, together with changes in fair value of such awards during the year.
(3)	The Company’s Principal Executive Officer did not receive equity awards during fiscal years 2025 or 2024. Accordingly, Compensation Actually Paid to the PEO is equal to the total compensation reported for the PEO in the Summary Compensation Table for those fiscal years.
(4)	The fair value of stock option awards used in determining Compensation Actually Paid was calculated using a Black-Scholes option pricing model based on the Company’s stock price and updated valuation assumptions as of the applicable measurement dates.

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Compensation Actually Paid

Compensation Actually Paid (“CAP”) is calculated in accordance with Item 402(v) of Regulation S-K and differs from the amounts reported in the Summary Compensation Table. CAP reflects adjustments to remove the grant date fair value of equity awards and to include the fair value of equity awards as of the end of the applicable fiscal year or the vesting date, as applicable, together with any changes in fair value of such awards during the year.

Total Shareholder Return

Total Shareholder Return (“TSR”) reflects the cumulative return on a $100 investment in the Company’s common stock beginning on May 15, 2025, the first trading day of the Company’s common stock on Nasdaq, through December 31, 2025. The Company did not pay dividends during fiscal year 2025. Because the Company was not publicly traded during fiscal year 2024, TSR for fiscal year 2024 is not presented.

Company-Selected Measure

For fiscal year 2025, the Company selected Net Income (Loss) as its Company-Selected Measure. During fiscal year 2025, executive compensation was not based on a formulaic financial performance metric. Instead, compensation decisions reflected the Company’s strategic objectives, including completion of its public listing and establishment of a financing facility to support future growth, and Board discretion.

Because revenue was not material and the Company was in an investment and development phase, Net Income (Loss) is the most directly applicable financial performance measure presented in the table above.

Relationship Between Compensation Actually Paid and Net Income (Loss)

The Company incurred a net loss in fiscal years 2025 and 2024 as it continued to invest in product development, intellectual property, commercialization activities and public company readiness. Net income (loss) was not used as a determinative factor in setting base salary, equity award levels, or cash incentive compensation for fiscal year 2025. Accordingly, Compensation Actually Paid to the PEO and the average Compensation Actually Paid to the non-PEO named executive officers was not directly tied to net income (loss) during these periods. Rather, compensation decisions were based on overall Company progress and strategic initiatives, including the Company’s public listing and financing activities.

Relationship Between Compensation Actually Paid and Total Shareholder Return

Total Shareholder Return (“TSR”) reflects the cumulative return on a $100 investment in the Company’s common stock beginning on May 15, 2025, the first trading day of the Company’s common stock on Nasdaq, through December 31, 2025. Changes in Compensation Actually Paid during fiscal year 2025 were significantly influenced by changes in the market value of the Company’s common stock following its public listing. As reflected in the TSR presented above, the Company’s stock price experienced volatility during fiscal year 2025. Because Compensation Actually Paid includes adjustments reflecting the fair value of equity awards, fluctuations in stock price directly impact reported CAP amounts.

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Relationship Between Compensation Actually Paid and the Company-Selected Measure

For fiscal year 2025, executive compensation was not directly formulaically tied to a specific financial metric. However, compensation decisions considered the Company’s advancement of strategic objectives, including product development, intellectual property expansion, commercialization efforts, and public listing milestones.

Beginning in fiscal year 2026, the Company intends to implement an executive incentive compensation program tied to defined corporate goals approved annually by the Compensation Committee. These corporate goals may include strategic, operational, and financial objectives tailored to the Company’s stage of development and long-term growth strategy.

2025 Summary Compensation Table

The following table sets forth the compensation paid by the Company to its chief executive officer and other compensated executive officers. The disclosure is provided for the years ended December 31, 2025 and December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Daniel O’Toole	2025	466,667	1,600,966	-	187,398	(2)	2,255,031
Chief Executive Officer	2024	300,000	-	-	120,000		420,000

Mark Hamm	2025	256,667	137,144	328,668	24,120	(3)	746,599
Former Chief Operating Officer	2024	240,000	-	-	-		240,000

Todd Pepmeier	2025	193,333	170,947	280,000	24,120		668,400
Former Chief Financial Officer	2024	150,000					150,000

(1)	Amounts reflected in this column represent the grant date fair value of restricted stock units. The grant date fair value is measured based on the closing price of our common stock on the date of grant in accordance with FASB ASC Topic 718. The valuation methodology and assumptions used in determining such amounts are described in Note 17 of the Company’s financial statements for the year ended December 31, 2025.
(2)	CEO Daniel O’Toole received $120,000 compensation in each fiscal year, per the terms of the exclusive patent license agreement. For the year ended December 31, 2025, Mr. O’Toole also received $24,445 in employer-paid healthcare insurance and $42,953 in imputed income for healthcare and life insurance benefits and other services per his compensation package approved by the Board of Directors.
(3)	Mark Hamm and Todd Pepmeier each received $24,120 in employer-paid healthcare insurance.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025, after giving effect to the Reverse Stock Split retrospectively for all periods presented.

	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares of restricted stock #	Market value of shares of restricted stock ($) (2)
Mark Hamm	6/1/22	168,119	24,017	192,136	0.82	5/31/32	-	-
Mark Hamm	12/31/25	-	-	-	-	-	124,969	$328,668
Todd Pepmeier	8/16/23	703	547	-	0.76	8/15/33	-	-
Todd Pepmeier	11/13/23	35,156	27,344	62,500	0.76	11/12/33	-
Todd Pepmeier	12/31/25	-	-	-	-	-	106,464	$280,000

(1)	Securities in this column are 100% vested and exercisable
(2)	Market value of shares at December 31, 2025

Employment Agreements

Other than as set forth below, the Company does not have an employment agreement with any member of the Company’s management team or any members of the Board. However, the Company plans to enter into executive employment agreements with the Company’s management team.

Mark Hamm – Chief Operating Officer

On June 1, 2022, the Company entered into an employment agreement with Mark Hamm pursuant to which he serves as Chief Operating Officer. The agreement provides for at-will employment. Mr. Hamm resigned, effective October 2, 2026, and has not been immediately replaced.

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Todd Pepmeier – Former Chief Financial Officer

On November 13, 2023, the Company entered into an employment agreement with Todd Pepmeier pursuant to which he serves as Chief Financial Officer. The agreement provides for at-will employment.

Base Salary

Pursuant to his employment agreement dated November 13, 2023, Mr. Pepmeier’s initial annual base salary was $150,000. Effective September 1, 2025, the Board approved an increase to $280,000.

Bonus

Pursuant to his employment agreement dated November 13, 2023, Mr. Pepmeier was eligible for an annual discretionary bonus targeted at $25,000. As of September 1, 2025, his annual short-term cash bonus is subject to the executive compensation plan approved by the Board.

Equity Awards

Mr. Pepmeier was granted stock options covering 125,000 shares at an exercise price of $0.76 per share, after giving effect to the reverse stock split. The award consists of:

●	62,500 Time-Based Non-Qualified Stock Options (NQSOs):

○	Vest over four years.
○	Subject to a one-year cliff.
○	25% vest on the first anniversary of the grant date.
○	Thereafter vest in equal quarterly installments over the remaining three years.
○	No vesting occurs if employment terminates before the first anniversary.

●	62,500 Performance-Based Incentive Stock Options (ISOs):

○	50% of this portion (25% of total grant) vests upon achievement and six-month sustainability of a $600 million company valuation.
○	50% of this portion (25% of total grant) vests upon achievement and six-month sustainability of a $1 billion company valuation.
○	Performance-based vesting remains subject to the same time-based vesting schedule described above.

Change in Control

Upon a change in control:

●	50% of the total option award accelerates upon the transaction (single trigger).
●	The remaining 50% accelerates upon a qualifying termination following the transaction (double trigger).

Severance

The agreement does not provide for severance payments upon termination of employment.

Benefits

Mr. Pepmeier is eligible to participate in employee benefit plans and programs made available to senior executives, including health benefits, retirement benefits, and paid time off, in accordance with Company policy.

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Compensation Recovery Policy

In accordance with the final rules adopted by the SEC and Nasdaq implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, our Board approved the Arrive AI Inc. Compensation Recovery Policy, effective as of October 24, 2024, which provides that in the event the Company is required to restate any of its financial statements that have been filed with the SEC, then the Compensation Committee will seek to recover any erroneously awarded performance-based incentive-based compensation (including any performance-based cash and equity awards and salary increases earned wholly or in part based on the attainment of financial performance goals) received by any person who is or was a Section 16 officer during the three-fiscal year recovery period. A copy of our Compensation Recovery Policy, including any amendments thereto, is filed as Exhibit 97.1 in our Annual Report on Form 10-K.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2025 regarding shares of common stock that may be used under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted stock	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,302,520	$0.80	4,660,840	(1)

See “Stock Equity Incentive Plan” under Part III, Item 11. Executive Compensation and Note 17 “Stock-Based Compensation” of Notes to Financial Statements included in Part II, Item 8. Financial Statements and Supplementary Data of our Form 10-K for additional information about our equity compensation plans and arrangements.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 4, 2026, by:

●	each person known by us to beneficially own more than 5% of our outstanding common stock,
●	each of our directors,
●	each of our named executive officers, and
●	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), including Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to beneficially own shares of common stock if that person has or shares voting power or investment power with respect to such shares.

Shares of common stock that a person has the right to acquire within 60 days of September 4, 2026, including through the exercise of options or warrants or the vesting of restricted stock units, are deemed to be beneficially owned by that person and are included in the percentage ownership of that person, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Arrive AI Inc., 9100 Fall View Drive, Fishers, Indiana 46037.

As of September 4, 2026, there were 51,876,209 shares of common stock outstanding.

Beneficial ownership information is based on filings made with the SEC and information provided to the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
5% Stockholders
Daniel O’Toole, Chairman and Chief Executive Officer	23,155,051		48.5
Streeterville Capital, LLC (2)	5,300,000	(3)	9.9

Directors and Named Executive Officers
Mark Hamm, Former Chief Operating Officer	209,431	(4)	0.4
Neerav Shah, Chief Strategy Officer	108,448	(5)	0.2
John Ritchison, General Counsel	1,302,500		2.7
John Gallina, Director	18,202		*
Kevin McAdams, Director	16,241		*
Michael Fitz, Director	20,000	(8)	*
Todd Pepmeier, Former Chief Financial Officer	67,674	(6)	0.1
All Directors and Executive Officers and a Group (nine persons)	24,905,124	(7)	51.9

* Represents beneficial ownership of less than 0.1% of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares subject to options or warrants exercisable within 60 days and restricted stock units vesting within 60 days are deemed outstanding for the person but not for others.

(2)	John M. Fife has voting and dispositive power over shares held by Streeterville Capital, LLC. The address of Streeterville Capital, LLC is 297 Auto Mall Drive Suite #4, St. George, Utah 84770.

(3)	Represents shares issuable to Streeterville within 60 days of September 4, 2026, pursuant to the terms of the Streeterville Securities Purchase Agreement. Pursuant to the Pre-Paid Purchases, the Company will not effect any issuance of Purchase Shares if, after giving effect to such conversion, the holder would beneficially own, together with its affiliates, in excess of 9.99% of the outstanding shares of our common stock on such issuance date.

(4)	Includes (i) 29,304 shares of common stock held by Mark Hamm; and (ii) 180,127 shares of common stock issuable to Mark Hamm upon the exercise of outstanding options within 60 days of September 4, 2026 (all of which were issued as part of the Plan).

(5)	Includes (i) 93,448 shares of common stock held by Neerav Shah; and (ii) 15,000 shares of common stock issuable upon the exercise of outstanding options within 60 days of September 4, 2026 (all of which were issued as part of the Plan).

(6)	Includes (i) 23,847 shares of common stock held by Todd Pepmeier; and (ii) 43,827 shares of common stock issuable to Todd Pepmeier upon the exercise of outstanding options within 60 days of September 4, 2026 (all of which were issued as part of the Plan).

(7)	Includes (i) 24,666,170 shares of common stock held by the Directors and Executive Officers as a group; and (ii) 238,954 shares of common stock issuable upon the exercise of outstanding options within 60 days of September 4, 2026 (all of which were issued as part of the Plan).

(8)	Michael Fitz was appointed to the Board of Directors on April 10, 2026. Ownership consists of 20,000 shares of common stock held directly by Mr. Fitz prior to his appointment to the board. Mr. Fitz has been granted RSUs under the Company’s equity incentive plan, none of which are scheduled to vest within 60 days of September 4, 2026.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions in the last two fiscal years, including currently proposed transactions to which Arrive has been a party in which the amount involved exceeded or will exceed $120,000, and in which any of Arrive AI’s directors (including nominees), executive officers or beneficial holders of more than 5% of Arrive AI’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Related Party Lease of Company Headquarters

On October 1, 2025, the Company signed a new five-year lease agreement for office space in Fishers Indiana. The lessor and building owner is a related party owned by the Company’s CEO Daniel O’Toole. Under the triple-net lease, the Company is responsible for base rent plus separately assessed taxes, insurance, and common area maintenance charges (‘NNN costs’). The base rent is $44,481 per month for the first twelve months, increasing 3% annually thereafter. Based on current estimates, NNN costs are approximately $9,885 per month, resulting in an estimated all-in monthly cash outlay of approximately $54,366. NNN costs are variable in nature and subject to change based on actual tax assessments, insurance premiums, and maintenance charges incurred. The lease term is October 1, 2025 through September 30, 2030.

The terms of the lease, including the base monthly rent and other material provisions, were determined through negotiations between the Company and the related party lessor. In establishing the rental rate of $54,366 per month, management considered prevailing market rental rates for comparable office properties in the Fishers, Indiana area, including properties of similar size, class, location and lease structure. The Company also evaluated then-current commercial real estate market conditions and customary triple-net lease terms. Management believes that the lease terms, taken as a whole, are consistent with those that would have been obtained in an arm’s-length transaction with an unrelated third party.

The lease was reviewed and approved in accordance with the Company’s related party transaction review procedures. In evaluating the transaction, the Board of Directors (with the interested director abstaining) considered, among other factors, comparable market data for similar office properties, the strategic suitability of the premises, and the overall cost structure relative to available alternatives. The Company did not obtain an independent third-party appraisal or fairness opinion in connection with the lease; however, based on the information reviewed and the factors described above, the Board determined that the lease terms are fair to the Company and in its best interests.

Related Party Lease of Warehouse

The Company leased warehouse space owned by the Company’s CEO Daniel O’Toole. The lease was originally signed on November 15, 2021. The monthly rent, including utilities, was $2,250. This month-to-month lease was terminated on October 5, 2025.

Exclusive Patent License Agreement

Arrive executed an exclusive patent license agreement on May 26, 2020 with its CEO, the licensor and sole owner of all right, title and interest in certain technology consisting of inventions, know-how, patents and patents applications, technology to be patented and trademarks relating to secured drone delivery ALM mailboxes and receiving containers for residential and commercial applications, collectively the products which are described in more detail in the table below. The Company, as licensee, has the exclusive right to sell, manufacture, and otherwise commercialize the technology and the products worldwide in exchange for a pre-revenue monthly fee equal to $10,000.00. Additionally, once revenue from sales, rentals, and leases begin and exceeds $10,000.00 a month, then the licensee must pay licensor a fee per unit or product sold, rented or leased equal to $25.00. The agreement also includes a provision where the Arrive must commence development and marketing of the products within 36 months of the execution of the agreement in order to remain in force, otherwise at the end of the 36 months, all rights shall revert to licensor with no further rights for such product or obligations of licensor to licensee, however if no action is taken by the licensor, the agreement has a term of seven years, a period which may be extended upon mutual consent and in the best interest for both parties. This license agreement also contains other customary representations and covenants of agreements of similar type and scope. Through December 31, 2024, the total of payments made to the CEO under the license agreement is $540,000, The Company estimates that the approximate value of the license agreement once the Company starts generating revenue from commercial operations is approximately $17 million over the course of ten years, this is using the formula of $25 per each installed unit and based on management’s internal sales projections of approximately 675,000 units over that period. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to our Direct Listing Registration Statement.

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Products and intellectual property covered by the exclusive patent license agreement with our CEO:

Item	Patent No.	Title	Issue Date	App. No.	Inventor	App. Date
1	US9,840,340B2	Drone Docking Station and delivery system	December 12 2017	14/55,418	Daniel O’Toole	December 9, 2014

2	US10,457,421B2	Drone Docking Station and delivery system	October 29, 2019	15/328,027	Daniel O’Toole	January 21, 2017

3

4	Trademark App 88522545	DRONEDEK	Registered	88522545	Daniel O’Toole	July 18, 2019

5	US 12,304,671	Hot and Cold Section drone docking station Temperature Controlled Devic	May 2025	63012824 17/233635	Daniel O’Toole	April 20, 2020

6	US 11,738,883	Special Expanding Floor Accordion drone docking station called a Dronedeck Temperature Control Device	August 2023	63012824 17/233624	Daniel O’Toole	April 20, 2020

7	US 12,591,840	Device and system for an autonomous mobile robot, drone, and/or courier to deliver, hold, protect, and return parcels for multi-users in both residential and commercial applications	March 2026	18/208,803	Daniel O’Toole et al	June 12, 2023

8	US12,387,072	Smart mailbox receptacle and platform to ship packages and goods from a Trimodal system that includes a courier service, an automated vehicle or robot, and/or an unmanned drone	August 2025	19/173,731	Daniel O’Toole et al	July 25, 2023 CIP

On December 10, 2024, the Company and its CEO, Mr. O’Toole, entered into the First Amendment to the Exclusive Patent License Agreement, whereby the term of such agreement was extended beyond the original seven years to perpetuity for the full life of the covered patents. If the Company materially defaults in performing any terms of the agreement and does not cure timely to Mr. O’Toole’s satisfaction, Mr. O’Toole may terminate the agreement upon proper notice. Subsequent to the termination of the agreement, the Company agrees to not engage in the use, sale, or other commercialization of the intellectual properties and not sell related products. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to our Direct Listing Registration Statement.

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On March 10, 2025, the Company and its CEO, Mr. O’Toole, entered into the Second Amendment to the Exclusive Patent License Agreement. The Second Amendment extends the license to perpetuity, covering the full term and life of the patents, and incorporates all terms from the original Agreement and the First Amendment. In the event of a default, the defaulting party has 60 days to cure. If the default is not cured, the license transitions to a non-exclusive license, allowing both parties to seek additional licensees or sources for similar technology, while royalty payments continue into perpetuity or until the 20-year patent term ends. The Second Amendment also removes prior restrictions on the Company’s use, sale, or commercialization of the technology after termination, permitting the sale of remaining inventory for up to 90 days post-termination, provided all required reports and payments are made under the Agreement. The foregoing description of the license agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as an exhibit to our Direct Listing Registration Statement

The financial terms of the Exclusive Patent License Agreement, including the $10,000 monthly pre-revenue fee and the $25 per-unit royalty once monthly revenues exceed $10,000, were determined through negotiations between the Company and the licensor. In determining the consideration structure, the parties considered, among other factors:

●	The scope and exclusivity of the license (worldwide and exclusive rights);

●	The stage of development and commercial readiness of the licensed technology at the time of execution;

●	Comparable royalty structures observed in technology and intellectual property licensing arrangements within the industry;

●	The anticipated commercial value of the patents and related intellectual property; and

●	The allocation of development, commercialization, and market risk to the Company.

The Company believes the structure of fixed pre-revenue payments combined with a per-unit royalty is consistent with licensing practices for early-stage, exclusive technology arrangements.

The subsequent amendments were reviewed and approved in accordance with the Company’s related party transaction approval policies. In evaluating the fairness of the transaction, the Board of Directors (with the interested director abstaining) considered the strategic importance of securing exclusive rights to the core intellectual property underlying the Company’s business model, the projected long-term economic benefits to the Company, and the expected royalty obligations relative to projected unit economics and margins.

The Company did not obtain an independent third-party valuation or fairness opinion with respect to the license agreement or its amendments. The Board concluded that the terms of the agreement, including the amendments extending the term and modifying termination provisions, were fair to the Company and in its best interests based on the totality of the circumstances and information reviewed at the time of approval.

Indemnification Agreements

We maintain indemnification agreements with each of our current directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Nevada. Subject to very limited exceptions, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

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WHERE YOU CAN FIND MORE INFORMATION

We file our annual, quarterly and current reports, proxy statements and other information electronically with the SEC. We make available on our website at www.arriveai.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above is not incorporated into, and is not considered part of, this Proxy Statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this Proxy Statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement, and the mailing of this Proxy Statement to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to deliver a single copy of the proxy statement and Form 10-K to multiple stockholders who share an address, unless contrary instructions from one or more stockholders are received. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

To receive a separate copy of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact us or BetaNXT as set forth below. We will promptly deliver a separate copy of the proxy materials upon receipt of your oral or written request.

To contact BetaNXT:

By Internet: www.proxyvote.com

By email: sendmaterial@proxyvote.com (please include your 16-digit control number in the email subject line)

To contact us:

Arrive AI Inc.

Attention: Corporate Secretary

9100 Fall View Drive, Fishers, Indiana 46037

By telephone at (463) 270-0092

By email: invest@arriveai.com

SEC FILINGS

Fiscal Year 2025 Form 10-K and SEC Filings

Our financial statements for our fiscal year ended December 31, 2025 are included in our Form 10-K. This Proxy Statement and our Form 10-K are posted on our website at www.arriveai.com under “Investors — SEC Filings” and are available from the SEC at its website at www.sec.gov.

You may also obtain a copy of our Form 10-K, free of charge, by sending a written request to Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, Indiana 46037, by calling (463) 270-0092 or by emailing invest@arriveai.com.

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STOCKHOLDER PROPOSALS

Stockholders may submit proposals, director nominations and other business for consideration at our 2027 Annual Meeting, subject to the timing requirements and procedures set forth in our amended and restated bylaws and applicable SEC rules. The following table summarizes the key deadlines. For detailed requirements, see the subsections below.

Type of Submission	Applicable Rule	Deadline
Stockholder Proposals for Inclusion in Proxy Statement	Rule 14a-8 under the Exchange Act	No later than July 21, 2027
Advance Notice Proposals and Director Nominations	Our amended and restated bylaws	No earlier than August 4, 2027 and no later than September 3, 2027
Universal Proxy Notice	Rule 14a-19(b) under the Exchange Act	No later than October 3, 2027

All submissions should be addressed to:

Arrive AI Inc.

Attention: Corporate Secretary

9100 Fall View Drive

Fishers, IN 46037

Email: invest@arriveai.com

Stockholder Proposals for Inclusion in Proxy Statement (Rule 14a-8)

Rule 14a-8 under the Exchange Act allows eligible stockholders to submit proposals for inclusion in the Company’s proxy statement and form of proxy so that all stockholders have the opportunity to vote on the proposal at the annual meeting. A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than July 21, 2027. However, if the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals and the required notice should be addressed to Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, or by email to invest@arriveai.com.

Advance Notice Proposals and Director Nominations

Under our amended and restated bylaws, stockholders who wish to nominate directors or bring other business before the 2027 Annual Meeting that will not be included in our proxy statement must deliver timely written notice to our Corporate Secretary at our principal executive offices. The notice must be submitted by a stockholder of record and must set forth the information required by our amended and restated bylaws. In addition, any notice of director nomination submitted to the Company, regardless of whether the nominating stockholder intends to solicit proxies, must include the additional information required by Rule 14a-19. If you are a beneficial owner of shares held in “street name,” you should contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

Assuming the 2027 Annual Meeting is held within 30 days before or 60 days after the anniversary of the 2026 Annual Meeting, the required notice must be received no earlier than August 4, 2027 (the 120th day prior to the anniversary) and no later than September 3, 2027 (the 90th day prior to the anniversary). If the 2027 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary date, the notice must be received no later than the close of business on the later of (i) the 90th day prior to the 2027 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. A proposal or nomination that does not comply with the above procedures may be disregarded, excluded from our proxy materials or ruled out of order at the 2027 Annual Meeting. Stockholder proposals and the required notice should be addressed to Arrive AI Inc., Attention: Corporate Secretary, 9100 Fall View Drive, Fishers, IN 46037, or by email to invest@arriveai.com.

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Universal Proxy Notice (Rule 14a-19)

In addition to satisfying the provisions in our amended and restated bylaws relating to nominations of director candidates, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than October 3, 2027.

If the date of the 2027 Annual Meeting changes by more than 30 calendar days from the date of the 2026 Annual Meeting, such notice must instead be provided by the later of (i) 60 calendar days prior to the date of the 2027 Annual Meeting, or (ii) the tenth calendar day following public announcement by the Company of the date of the 2027 Annual Meeting.

Availability of Bylaws

Our amended and restated bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

/s/ /Daniel O’Toole

Daniel O’Toole

Chairman and Chief Executive Officer

Fishers, Indiana

November 10, 2026

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